AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.


Notice of Rescheduling of Annual Meeting of Stockholders to be held October 18, 2001

Cisco, Texas
September 26, 2001

PLEASE TAKE NOTICE that the Annual Meeting of the Stockholders of
Australian-Canadian Oil Royalties Ltd., originally scheduled for
September 16, 2001 will be held on October 18, 2001 at the Pasta Presto Restaurant (in the Village), 93 Mcdougal Street, New York, New York. The meeting will convene at 2:30 PM (EST) for the following purposes:

(1)   For the election of directors:

(2) To ratify the selection of Robert Early & Company, P.C. as independent auditor for 2001; and

(3) For the transaction of such other business as may properly come before this meeting.

The transfer books of the Company will not be closed, but only stockholders of record at the close of business on August 30, 2001, will be entitled to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MAKE YOUR RESERVATION FOR THE MEETING BY CALLING 1-800-290-8342. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. YOUR VOTE IS IMPORTANT.

Other matters and information contained in the original proxy statement remain unchanged. Proxies received pursuant to the original scheduled date of September 16, 2001 scheduled meeting have been retained and will be used for the proxy count.

Ely Sakhai
President